Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 16, 2009, with respect to our audits of the financial statements of LendingClub Corporation as of March 31, 2009 and 2008 and for the years then ended, which report is included in the Annual Report on Form 10-K of LendingClub Corporation for the year ended March 31, 2009.
/s/ ARMANINO McKENNA LLP
San Jose, California
July 23, 2009